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                               CENTENNIAL BANCORP
                        COMPUTATION OF EARNINGS PER SHARE


                                                                           Year Ended December 31,
                                                            ----------------------------------------------------
                                                                2000                1999                1998
                                                                ----                ----                ----

Income available to common shareholders                     $  14,202,579       $  12,106,765      $  11,434,546
                                                            =============       =============      =============

Reconciliation of Basic and Diluted Shares

     Weighted average shares outstanding                       22,783,420          22,642,500         22,443,313

     Incremental shares from stock options issued                 523,146             729,527          1,028,435
                                                            -------------       -------------      -------------

     Weighted average shares outstanding - diluted             23,306,566          23,372,027         23,471,748
                                                            =============       =============      =============



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